Exhibit 10.23

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Execution Copy

FIRST AMENDMENT TO

NOVAN PATENT AND KNOW-HOW LICENSE AGREEMENT

THIS FIRST AMENDMENT TO NOVAN PATENT AND KNOW-HOW LICENSE AGREEMENT (this “First Amendment”) is made as of October 13, 2017 (the “Amendment Effective Date”) by and between Novan, Inc., a Delaware corporation with a principal place of business at 4105 Hopson Road, Morrisville, North Carolina 27560 (“Novan”), and KNOW Bio, LLC, a North Carolina limited liability company with a principal place of business at 4222 Emperor Boulevard, Suite 470, Durham, NC 27703 (“Licensee”).  Novan and Licensee may each be referred to as a “Party,” and together as the “Parties.”

RECITALS

WHEREAS, Novan and Licensee entered into that certain Novan Patent and Know-How License Agreement dated December 29, 2015 (the “License Agreement”);

WHEREAS, Novan and Licensee desire to amend the terms of the License Agreement to enable Novan to have exclusivity for certain oncovirus-related applications within an amended Novan Retained Field and to grant an option to Novan to add other oncovirus-related applications to such amended Novan Retained Field;

WHEREAS, Novan and Licensee desire to amend the terms of the License Agreement to allocate exclusivity between the Parties for certain new chemical entities; and

WHEREAS, Novan and Licensee desire to amend the terms of the License Agreement to clarify the scope of the non-compete provisions applicable to the Parties.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.Except as otherwise defined in this First Amendment, capitalized terms shall have the meanings ascribed to them in the License Agreement.

2.Section 1.16 of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“1.16“Novan Retained Field” means: (a) all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder of the skin, nails, hair or scalp in humans or animals, including [***], as well as any other dermatological diseases, conditions or disorders (including [***]); (b) all cosmetic uses for the skin, nails, hair or scalp; (c) the Oncovirus Field; and (d) all diagnostic, therapeutic, prophylactic and palliative uses for any Exclusive NCE of Novan. Notwithstanding the foregoing, the Novan Retained Field does not include: (i) wound (i.e., [***]) care by use of pharmaceutical products formulated specifically to treat chronic wounds, thermal burns, radiation injury, accidental injury, surgical sites or scars; (ii) therapeutic uses for any form of cancer, excluding (x) basal cell carcinoma, squamous cell carcinoma, (y) any forms of precancerous skin lesions or precancerous skin conditions, including actinic keratosis, actinic cheilitis, cutaneous horn, Bowen disease, radiation dermatosis, and dysplastic nevi, and (z) the Oncovirus Field (for clarity, all of x, y and z are within the Novan Retained Field); or (iii) any diagnostic, therapeutic, prophylactic or palliative use for any Exclusive NCE of Licensee.”

3.Article 1 of the License Agreement is hereby amended to add the following Sections and defined terms:

“1.27“Chemical Entity” means any active chemical compound, molecular entity or moiety that is:  (a) covered by any Valid Claim of any Licensed Patent or Separately-Licensed Patent; or (b) licensed by a Party to the other Party under this Agreement and with respect to which Regulatory Exclusivity exists.

1.28“[***]-Related Know-How” means any New Nitric Oxide Know-How that relates to the manufacture or use of [***] scaffolds for storage and release of nitric oxide, but excluding any Know-How that specifically relates to any products or devices that incorporate or utilize Novan Particles (including the products existing as of the Effective Date with the internal Novan designations NVN1000 and NVN4000) or any method of manufacture or use thereof.

1.29“[***]-Related Patents” means any Licensee New Nitric Oxide Patents that relate to the manufacture or use of [***] scaffolds for storage and release of nitric oxide.

1.30“Exclusive NCE” of a Party means, for so long as this Agreement is in effect, a Chemical Entity:  (a) with respect to which such Party has complied with the Exclusive NCE Requirements set forth in Section 2.11(a); and (b) that has not ceased to be an Exclusive NCE pursuant to such Section.  Notwithstanding the foregoing, the Chemical Entities known by the Parties as [***] and [***], each having the respective general characteristics set forth in Appendix D, shall be deemed Exclusive NCEs of Licensee; provided that [***].

1.31“FDA” means the U.S. Food and Drug Administration.

1.32“First in Human Clinical Trial” means a clinical trial in which a product is administered to human subjects with the primary purpose of determining (as appropriate) safety, pharmacokinetic, or pharmacodynamic properties of the product, or efficacy of the product, and which is consistent with 21 C.F.R. § 312.21 or equivalent regulation in countries other than the US.

1.33“GAAP” means United States Generally Accepted Accounting Principles, consistently applied.

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1.34“IND” means an Investigational New Drug Application filed with FDA pursuant to 21 C.F.R. Part 312.

1.35“Intellectual Property” means, collectively, Patents and Know-How.

1.36“Licensed Patent” means any Patent licensed by one Party to the other Party under this Agreement.  For avoidance of doubt, Licensed Patents do not include any Separately-Licensed Patents.

1.37“Marketing Approval” means, with respect to a particular drug product in a particular jurisdiction, all approvals, licenses, registrations or authorizations by a Regulatory Authority necessary for the commercialization of such drug product in such jurisdiction.

1.38“NDA” means a New Drug Application filed with FDA pursuant to 21 U.S.C. Section 355 and 21 C.F.R. Part 314.

1.39“Net Sales” means the gross amounts invoiced by Novan or any of its Affiliates or sublicensees for sales of Royalty-Bearing Products in the Oncovirus Field to independent Third Parties, less the following deductions: (a) [***]; (b) [***]; (c) [***]; (e) [***] related to the sale of such products accrued, paid or deducted pursuant to agreements with Third Parties or governmental regulations; and (f) any amounts [***], in accordance with GAAP consistently applied.  [***], in commercially reasonable quantities, shall not be considered in determining Net Sales.

For any Royalty-Bearing Products that are sold as combination products in the Oncovirus Field, the Net Sales for such combination products shall be adjusted by multiplying [***] where [***] of the Royalty-Bearing Product that is part of the combination product in the relevant country, if sold separately, and [***] of the other active product or product component that is part of the combination product in the relevant country, if [***].  If the other product or product component is not sold separately, then [***] shall be adjusted by [***] where [***], and [***].  If neither of the foregoing applies, then the Parties shall determine the Net Sales of the combination product [***].  In the event the Parties are not able to reach agreement, Net Sales for such combination product shall be determined by [***].

1.40“Oncovirus Field” means, to the extent not otherwise included in the Novan Retained Field (without giving effect to subpart (c) of Section 1.16), all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder caused by any of the following oncoviruses: (a) Human papilloma virus (“HPV”); (b) Kaposi’s sarcoma-associated herpesvirus (“KSHV”); (c) Merkel cell polyomavirus (“MCV”); and (d) Human herpes virus-8 (“HHV-8”).

1.41“Option Field” means, to the extent not otherwise included in the Novan Retained Field, all diagnostic, therapeutic, prophylactic and palliative uses for any disease,

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condition or disorder caused by any of the following oncoviruses: (a) [***]; (b) [***]; (c) [***]; and (d) [***].

1.42“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the development, commercialization or other use (including the granting of Marketing Approvals) of drug products in any jurisdiction, including FDA.

1.43“Regulatory Exclusivity” means the right or protection, granted by a Regulatory Authority in a jurisdiction, providing with respect to a drug product in such jurisdiction: (i) marketing exclusivity that prevents the Regulatory Authority from accepting or approving an application for Marketing Approval submitted by a party other than the Parties (or their Affiliates, or licensees or sublicensees as applicable) for a drug product that is the same or a bioequivalent of the applicable drug product, such as through new molecular entity or biological product or orphan drug or pediatric exclusivity designation by the applicable Regulatory Authority, or an exclusive right to sell pursuant to data exclusivity provisions such as those under EC Directives 2004/27/EC and 2001/83/EC and Regulation 726/2004/EC; or (ii) data protection for regulatory data relating to the drug product against unfair commercial use or public release consistent with, or no less stringent than, Article 39.3 of Annex 1C. Part II. Section 7 of the Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPS Agreement).

1.44“Royalty-Bearing Product” means any product that: (a) incorporates a [***] scaffold for storage and release of nitric oxide; and (b) (i) is covered by any issued Valid Claims of the [***]-Related Patents, or (ii) materially uses or incorporates the [***]-Related Know-How.

1.45“Royalty Term” means, with respect to each country in which a Royalty-Bearing Product is sold in the Oncovirus Field, on a Royalty-Bearing Product-by-Royalty-Bearing Product basis, the time period beginning on the first commercial sale of such Royalty-Bearing Product in such county in the Oncovirus Field and ending on the later of: (a) the expiration of the last of any issued Valid Claims of the [***]-Related Patents covering such Royalty-Bearing Product in such country; or (b) the expiration of Regulatory Exclusivity with respect to such Royalty-Bearing Product in such country in the Oncovirus Field.

1.46“Sublicense Revenues” means any performance (i.e., milestones payable based on progress of clinical development of a product) and approval (i.e., milestones payable based on approval of an NDA for a product) milestone payments with respect to the Oncovirus Field received by Novan from a Third Party that are Reasonably Attributed to the grant of a sublicense to a Third Party of rights under the [***]-Related Patents or the [***]-Related Know-How with respect to any Royalty-Bearing Product.  For purposes of this definition, “Reasonably Attributed” means reasonably attributed by Novan to any [***]-Related Patents and [***]-Related Know-How under the applicable grant of rights based on the relative fair market value of the [***]-Related Patents and [***]-Related Know-How and any other Intellectual Property that is the subject of the applicable grant of rights under the applicable agreement.

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1.47“Valid Claim” means either (a) a claim of an issued and unexpired Patent, which has not been held revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time (including any extensions) allowed for appeal, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue, reexamination or disclaimer or otherwise or (b) a claim of a pending Patent application, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.”

4.Section 2.3 of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“2.3Exclusive License under Licensee New Nitric Oxide Patents.  Subject to the terms and conditions of this Agreement, Licensee agrees to grant and hereby grants to Novan a fully-paid and royalty-free (except as set forth in Article 2A), exclusive (even as to Licensee and its Affiliates), sublicensable (through multiple tiers) license in the Territory, under the Licensee New Nitric Oxide Patents, to develop, make, have made, use, sell, offer for sale, import and export products and services in the Novan Retained Field.”

5.Section 2.4 of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“2.4Non-Exclusive License to Licensee New Nitric Oxide Know-How.  Subject to the terms and conditions of this Agreement, Licensee agrees to grant and hereby grants to Novan a fully-paid and royalty-free (except as set forth in Article 2A), non-exclusive, sublicensable (through multiple tiers) license in the Territory, to the Licensee New Nitric Oxide Know-How, to develop, make, have made, use, sell, offer for sale, import and export products and services in the Novan Retained Field.”

6.Section 2.9(a) of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“(a)Novan.  During the New Nitric Oxide Period, Novan and its Affiliates shall not, directly or indirectly, manufacture commercial quantities of, or market, sell, promote or otherwise commercialize any nitric oxide-releasing chemistries, materials, formulations, products or devices for use in the Licensee Field (except pursuant to a separate written agreement between Novan or an Affiliate thereof and Licensee or an Affiliate thereof permitting such activity).”

7.Section 2.9(b) of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“(b)Licensee.  During the New Nitric Oxide Period, Licensee and its Affiliates shall not, directly or indirectly, manufacture commercial quantities of, or market, sell, promote or otherwise commercialize any nitric oxide-releasing chemistries, materials,

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formulations, products or devices for use in the Novan Retained Field (except pursuant to a separate written agreement between Licensee or an Affiliate thereof and Novan or an Affiliate thereof permitting such activity).  The foregoing restriction shall not apply to (i) the subject matter of any ROFN Opportunity with respect to which Licensee has discharged its obligations under Section 2.8 or (ii) [***].”

8.Section 2.11 is hereby added to the License Agreement and shall read in its entirety as follows:

“2.11NCE Exclusivity.

(a)Exclusive NCE Requirements.  If a Party desires to obtain Exclusive NCE status for a Chemical Entity, it must comply with the following requirements (the “Exclusive NCE Requirements”) with respect to such Chemical Entity:

(i)	such Chemical Entity must not be an Exclusive NCE of the other Party;

(ii)	such Party must file an IND with FDA with respect to such Chemical Entity; and

(iii)

such Party must notify the other Party of the IND filing within [***] of such filing and include with such notice:  (x) the final chemical formula that defines such Chemical Entity; and (y) written evidence that FDA has confirmed that such Chemical Entity is an “NCE” or “new chemical entity”.  Confirmation from FDA in meeting minutes or in any other written communication from FDA shall constitute sufficient evidence to satisfy the foregoing requirement in clause (y).

Upon compliance by a Party with the Exclusive NCE Requirements with respect to a Chemical Entity, such Chemical Entity shall be deemed an Exclusive NCE of such Party.   In order to maintain the Exclusive NCE status of a particular Chemical Entity, the applicable Party must initiate (i.e., administration of the first dose to the first patient) a First in Human Clinical Trial with respect to such Chemical Entity within [***] of the date of the IND filing that caused such Chemical Entity to become an Exclusive NCE.  If the Party does not initiate such a First in Human Clinical Trial within such [***] period, then the applicable Chemical Entity shall cease to be an Exclusive NCE of such Party upon the expiration of such [***] period.  In addition, if a Party at any time determines to cease all efforts to develop and commercialize an Exclusive NCE of such Party, then such Party shall provide written notice to the other Party of such determination, and upon such notice the applicable Chemical Entity shall cease to be an Exclusive NCE of such Party.  Without limiting the foregoing, if at any time an Exclusive NCE ceases to be a

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Chemical Entity (i.e., it ceases to satisfy the criteria set forth in the definition of Chemical Entity), such Exclusive NCE shall cease to be an Exclusive NCE at such time.

(b)Exclusive NCEs of Novan.

(i)

For so long as a Chemical Entity is an Exclusive NCE of Novan, Novan and its Affiliates shall not, directly or indirectly, manufacture commercial quantities of, or market, sell, promote or otherwise commercialize any nitric oxide-releasing chemistries, materials, formulations, products or devices containing such Exclusive NCE of Novan for use in the Licensee Field (except pursuant to a separate written agreement between Novan or an Affiliate thereof and Licensee or an Affiliate thereof permitting such activity).

(ii)

For so long as a Chemical Entity is an Exclusive NCE of Novan, Licensee and its Affiliates shall not, directly or indirectly, manufacture commercial quantities of, or market, sell, promote or otherwise commercialize any nitric oxide-releasing chemistries, materials, formulations, products or devices containing such Exclusive NCE of Novan (except pursuant to a separate written agreement between Licensee or an Affiliate thereof and Novan or an Affiliate thereof permitting such activity).  Licensee shall not have any right to enforce any Licensed Patent against an infringer with respect to an Exclusive NCE of Novan under Section 3.3(c).

(c)Exclusive NCEs of Licensee.

(i)

For so long as a Chemical Entity is an Exclusive NCE of Licensee, Licensee and its Affiliates shall not, directly or indirectly, manufacture commercial quantities of, or market, sell, promote or otherwise commercialize any nitric oxide-releasing chemistries, materials, formulations, products or devices containing such Exclusive NCE of Licensee for use in the Novan Retained Field (except pursuant to a separate written agreement between Licensee or an Affiliate thereof and Novan or an Affiliate thereof permitting such activity).

(ii)

For so long as a Chemical Entity is an Exclusive NCE of Licensee, Novan and its Affiliates shall not, directly or indirectly, manufacture commercial quantities of, or market, sell, promote or otherwise commercialize any nitric oxide-releasing chemistries, materials, formulations, products or devices containing such Exclusive NCE of Licensee (except pursuant to a separate written agreement between Novan or an Affiliate thereof and Licensee or

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an Affiliate thereof permitting such activity). Novan shall not have any right to enforce any Licensed Patent against an infringer with respect to an Exclusive NCE of Licensee under Section 4.3(c).

(d)Novan Particles.  The provisions of this Section 2.11 shall not apply to any Novan Particles.”

9.Section 2.12 is hereby added to the License Agreement and shall include the following:

“2.12Option Grant for Option Field.  Licensee hereby grants to Novan during the term of this Agreement until October 12, 2020 (the “Option Period”) an option to expand the Oncovirus Field to include any one or more of the oncoviruses in the Option Field on an oncovirus-by-oncovirus basis as set forth in this Section 2.12 (the “Option”).  Novan shall have the right (but not the obligation) during the Option Period to exercise the Option with respect to each oncovirus in the Option Field by (a) providing written notice to Licensee of such exercise and (b) paying to Licensee [***].  Novan shall have the right to exercise the Option up to four (4) separate times, once with respect to each oncovirus in the Option Field.  Upon any exercise of the Option by Novan with respect to an oncovirus in the Option Field, all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder caused by such oncovirus shall automatically be deemed to be within the Oncovirus Field.  During the Option Period, Licensee shall promptly notify Novan in the event a Third Party requests license rights that are within the scope of the Option, provided, however, that no such notice nor any such request by a Third Party shall affect or limit Novan’s right to exercise, or impose on Novan any obligation to exercise, the Option during the Option Period.”

10.Article 2A is hereby added to the License Agreement and shall read in its entirety as follows:

“2A. Financial Terms Related to Oncovirus Field

2A.1Milestone Payments.  Within [***] of Novan obtaining the first approval of any NDA for each Royalty-Bearing Product in the Oncovirus Field, Novan shall notify Licensee and pay to Licensee [***].  The milestone payment due pursuant to this Section 2A.1 shall only be payable one time with respect to each Royalty-Bearing Product, regardless of the number of indications for which such Royalty-Bearing Product may be approved.  For purposes of this Section 2A.1, all routes of administration, dosage forms, formulations, sizes, strengths, line extensions, bundles, combination products and packages with respect to a particular Royalty-Bearing Product shall be considered a single Royalty-Bearing Product.

2A.2Royalty Payments.

(a)Royalty Amount.  Novan shall pay to Licensee a royalty equal to [***] of Net Sales of each Royalty-Bearing Product in the Oncovirus Field during the Royalty

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Term for such Royalty-Bearing Product.  Novan shall pay royalties due under this Section 2A.2 in accordance with Section 2A.4.

(b)Reduction for Expiration of Valid Claims.  If, during any portion of the Royalty Term, there is no Valid Claim of any one or more [***]-Related Patents covering the applicable Royalty-Bearing Product in the country of sale, then the royalties due pursuant to Section 2A.2(a) during such portion of the Royalty Term for sales of such Royalty-Bearing Product in such country shall be reduced by [***].

(c)Reduction for Intellectual Property Payments to Third Parties.  If Novan determines that any Intellectual Property is commercially necessary or reasonably useful to develop, make, have made, use, sell, offer for sale, import and export Royalty-Bearing Products in the Oncovirus Field, then Novan shall be entitled to credit, against royalties otherwise owed to Licensee under Section 2A.2(a), an amount equal to [***] of any amount paid by Novan to any Third Party for any grant of rights or license to such Intellectual Property; provided, however, that such credit shall not reduce royalties otherwise owed under this Agreement by an amount greater than [***]. In the event that payments made by Novan for such rights or license(s) in a calendar quarter exceed the amount by which Novan can offset its payments to Licensee in a calendar quarter under this Section 2A.2(b), Novan shall be entitled to carry forward any such excess amounts to offset payments due to Licensee in any future calendar quarter.

(d)Compulsory Royalty.  Should a compulsory license be granted, or be the subject of a possible grant, by Novan or an Affiliate to a Third Party under the applicable laws, rules, regulations, guidelines or other directives of any governmental or supranational agency in the Territory under the [***]-Related Patents or [***]-Related Know-How, Novan shall notify Licensee, including any material information concerning such compulsory license, and the royalty rate set forth in Section 2A.2(a) for sales of applicable Royalty-Bearing Products in such country will be adjusted to equal the lowest royalty rate granted to such Third Party for such country with respect to the sales of such Royalty-Bearing Products therein.

2A.3Payments for Sublicense Revenue.  Novan shall pay to Licensee [***] of the Sublicense Revenues that Novan receives from its sublicensees under all sublicenses of the [***]-Related Patents and [***]-Related Know-How with respect to any Royalty-Bearing Product in the Oncovirus Field granted by Novan.  Novan shall make such payment in accordance with Section 2A.4.

2A.4Record Retention; Reports and Payments.

(a)Record Retention.  Novan shall keep complete and accurate books and records that are necessary to ascertain Novan’s compliance with this Article 2A, including such records as are necessary to ascertain royalty payments owed under Section 2A.2 and payments based on Sublicense Revenues owed under Section 2A.3, for a period

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of [***] from the end of the calendar year to which such records relate.  Such records shall be kept in accordance with GAAP and Novan’s internal practices and procedures, consistently applied.

(b)Reports and Payments.  Beginning with the first calendar quarter following the calendar quarter in which the earlier of (i) the first commercial sale of a Royalty-Bearing Products in the Oncovirus Field or (ii) the first execution of a sublicense of the [***]-Related Patents and [***]-Related Know-How with respect to any Royalty-Bearing Product in the Oncovirus Field occurs, Novan shall furnish Licensee with a quarterly report on Net Sales of Royalty-Bearing Products in the Oncovirus Field and Sublicense Revenues within [***] after the end of the previous calendar quarter.  Such report shall include a written report in reasonable detail of (1) the Net Sales of Royalty-Bearing Products in the Oncovirus Field for the previous calendar quarter, broken down by country, (2) the royalty payment that is due and payable, (3) the basis for calculating such royalty payment, (4) the Sublicense Revenues received during the previous calendar quarter, and (5) the basis for calculating such Sublicense Revenues.  The total amount of payments due to Licensee, as shown by such report, shall be paid by Novan concurrently with the remittance of such report.

2A.5Audits.  Licensee shall have the right, once annually, and no more than [***] with respect to any audited period, to cause an independent, certified public accountant reasonably acceptable to Novan (the “Auditor”) to audit the books and records of Novan described in Section 2A.4(a) solely to confirm Net Sales and royalty payments owed under Section 2A.2 and the calculation of Sublicense Revenues on which payments are owed under Section 2A.3, for a period covering not more than the preceding [***].  Such audits may be conducted during normal business hours upon reasonable prior written notice (not to be less than [***]) to Novan.  The Auditor will execute a reasonable written confidentiality agreement with Novan and will disclose to Licensee only such information as is reasonably necessary to identify any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement.  The Auditor will send a copy of the report to Novan at the same time it is sent to Licensee.  The report sent to both Parties will include the methodology and calculations used to determine the results.  Licensee shall bear the full cost of such audit unless such audit discloses an underpayment by Novan of more than [***] of the amount due for any calendar year under this Agreement, in which case, Novan shall bear the full cost of such audit and shall promptly remit to Licensee the amount of any underpayment. If such audit discloses an overpayment by Novan, then Licensee will deduct the amount of such overpayment from amounts otherwise owed to Licensee under this Agreement.  If, however, no additional payments are due from Novan to Licensee within the next [***] under the terms of this Agreement, then, upon request by Novan, Licensee will refund such overpayment to Novan.  Upon the expiration of [***] following the end of any calendar year, the calculation of amounts payable with respect to such calendar year will be binding and conclusive upon Licensee except with respect to any audit then underway, and except for fraud or misrepresentation, Novan and its Affiliates will be released from any liability or accountability with respect to royalties for such calendar year.

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2A.6Taxes and Currency.  All payments made under this Agreement shall be in United States dollars. Any and all taxes levied on any royalty, milestone or other payments made by Novan to Licensee under this Agreement shall be the liability of and paid by Licensee.  If laws or regulations require the withholding of such taxes by Novan, the taxes will be deducted by Novan from the payment and remitted by Novan to the proper tax authority, provided that Novan will furnish Licensee with a copy of the official tax receipt on such withholdings as soon as practicable after such withholding, and give Licensee such assistance, at Licensee’s expense, as may be reasonably necessary to enable to assist Licensee to claim exemption or take credit therefrom.  If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where the Royalty-Bearing Product is sold in the Oncovirus Field, payment shall be made through such lawful means or methods as Novan and Licensee reasonably shall agree.  With respect to sales of Royalty-Bearing Products in the Oncovirus Field invoiced in a currency other than United States dollars, all amounts reported and payable under this Agreement shall be calculated based on the domestic currency where such sale is made and converted (as applicable) into the United States dollar equivalent.  The United States dollar equivalent shall be calculated using the average of the exchange rate published in The Wall Street Journal, Eastern Edition on the last business day of each month during the applicable calendar quarter.”

11.Section 8.4 of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“8.4Additional Termination Rights of Licensee.

(a)License Termination for Convenience.  Licensee may terminate this Agreement for any reason or no reason without penalty on ninety (90) days written notice to Novan.  Such termination shall become effective at the end of such ninety (90) day period.

(b)Termination of Rights in Oncovirus Field.

(i)	Licensee may terminate Novan’s rights in the Oncovirus Field without terminating this Agreement by providing written notice to Novan if either of the following occurs:

(1)	if Novan does not file an IND in the United States with respect to at least one (1) product in the Oncovirus Field by October 12, 2020, or

(2)

if Novan does not file an NDA in the United States with respect to at least one (1) product in the Oncovirus Field by October 12, 2025 and Novan does not otherwise have any active clinical programs related to the Oncovirus Field at such time.

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(ii)

Upon termination of Novan’s rights in the Oncovirus Field pursuant to Section 8.4(b), (1) all licenses and options granted to Novan in the Oncovirus Field and Option Field shall terminate, and (2) subpart (c) of Section 1.16 shall have no further effect, but the remaining terms and conditions of this Agreement shall otherwise continue in full force and effect.”

12.Section 8.6 of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“8.6Survival. Expiration or termination of this Agreement for any reason will not relieve either Party of any obligation or liability accruing prior thereto and will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement.  The provisions of Sections 2.2 (but only in connection with expiration of this Agreement and not its earlier termination), 2.3, 2.4, 2.5, 2.6, 2.8, 2A.4(a), 2A.5, 2A.6, 5.2, 8.5, 8.6, 8.7 and 8.8, and Articles 1 (to the extent required to enforce other surviving rights and obligations), 4, 6, 7 and 9, are intended to and shall survive termination or expiration of this Agreement in accordance with the terms of such Articles or Sections.”

13.Section 9.4 of the License Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“9.4No Assignment.  Neither Party may assign, delegate or otherwise transfer, in whole or in part, any rights or obligations under this Agreement, by operation of law or otherwise, without the other Party’s express prior written consent, which shall not be unreasonably withheld; provided, however, that (a) a Party may assign or transfer its rights and delegate its obligations under this Agreement without such consent: (i) to the transferee or successor entity to such Party upon the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale or transfer of assets or otherwise; or (ii) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate for so long as such entity remains an Affiliate of the assigning Party; and (b) Novan may assign or transfer a portion of its rights and delegate its obligations under this Agreement to any Third Party with respect to development, manufacture and commercialization of products within the Oncovirus Field without such consent.  In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the transferees, successors and assigns of the Parties hereto.  Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void. In connection with any assignment or transfer of this Agreement by a Party, the Patents and Know-How licensed by such Party to the other Party under this Agreement shall not include any Patents or Know-How Controlled by the transferee, successor or assignee of, or any Acquirer of, such Party (or any Affiliate thereof, excluding Licensee as a result of such transaction) prior to such assignment or transfer or developed outside of any activities under this Agreement.”

Confidential Information

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.Section 9.6 of the License Agreement is hereby amended by deleting the notice addresses for the Parties set forth therein and inserting in lieu thereof the following:

“Novan, Inc.

4105 Hopson Road

Morrisville, NC 27560

Attn:  Chief Executive Officer”

“KNOW Bio, LLC

4222 Emperor Blvd. Suite 470

Durham, NC 27703

Attn: Legal Department”

15.Appendix D is hereby added to the License Agreement and shall read in its entirety as set forth in Appendix D attached hereto.

16.The Parties acknowledge and agree that the attached Exhibit 1 sets forth a summary listing of [***]-Related Know-How in existence as of the Amendment Effective Date.  Within [***] of the end of the New Nitric Oxide Period, the Parties will update Exhibit 1.

17.In consideration for the rights granted to Novan in this Amendment related to the Oncovirus Field and the Option Field, Novan shall pay to Licensee a one-time payment of Two Hundred Fifty Thousand Dollars ($250,000) within [***] of the Amendment Effective Date.

18.Any questions, claims, disputes, or litigation concerning or arising from this First Amendment shall be governed by the laws of the State of North Carolina without giving effect to the conflicts of laws principles of that state or other country.  All disputes with respect to this First Amendment shall be governed by Section 9.2 and Section 9.3 of the License Agreement.

19.This First Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the License Agreement.  Except as amended by this First Amendment, the License Agreement shall remain in full force and effect.

20.This First Amendment may be executed in counterparts (by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail), each of which will be considered an original, but all of which together will constitute one and the same instrument.

Signature Page to Follow

Confidential Information

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives.

Novan, Inc.		KNOW Bio, LLC

By:	/s/ G. Kelly Martin	By:	/s/ Anne Whitaker
Name:	G. Kelly Martin	Name:	Anne Whitaker
Title:	Chief Executive Officer	Title:	President & CEO

Appendix D

General Characteristics of [***] and [***]

[***]

Exhibit 1

[***]-Related Know-How

[***]